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                                                                    EXHIBIT 10.1


                              LUMINEX CORPORATION

                               STOCK OPTION PLAN


     1. Purpose. The purpose of Luminex Corporation Stock Option Plan (the "Plan") is to increase shareholder value and to advance the interests of Luminex Corporation (the "Company") through the issuance of incentive and non-qualified stock options (the "Options") to purchase shares of common stock, $.01 par value per share of the Company (the "Common Stock"). In order to effectuate this purpose, the Board of Directors hereby approves and adopts the Plan.

     2.   Administration.

          2.1. Composition. The Plan shall be administered by the stock option committee (the "Committee") of the Board of Directors of the Company.

          2.2 Authority. The Committee shall have plenary authority to award Options under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants in the Plan. The Committee may fully delegate its authority hereunder.

     3. Participants. Employees, officers, consultants, and directors of the Company shall become eligible to receive Options under the Plan designated by the Committee or its designees. Employees may be designated individually or by groups or categories as the Committee or its designees deem appropriate.

     4.   Shares Subject to the Plan.

          4.1. Number of Shares. Up to 2,000,000 shares of Common Stock are authorized to be issued upon the exercise of Options granted under the Plan (the "Option Shares"). If any Option granted hereunder expires or is terminated or cancelled prior to exercise, any Option Shares that were issuable thereunder may again be issued under the Plan.

          4.2. Cancellation. The Committee may also determine to cancel, and agree to the cancellation of, Options in order to make a participant eligible for the grant of Options at a lower price than the Options to be cancelled.

          4.3. Type of Common Stock. Common Stock issued under the Plan in connection with Options may be authorized and unissued shares or issued shares held as treasury shares.

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     5.   All Stock Options.  An Option is a right to purchase shares of Common
Stock from the Company. Each Option granted by the Committee under this Plan shall be subject to the following terms and conditions, and such other terms and conditions as are set forth in the stock option agreement executed in connection with the grant of Options:

          5.1 Price. The Option price per share shall be determined by the Committee at the time that the Option is granted.

          5.2 Number. The number of shares of Common Stock subject to an Option shall be determined by the Committee subject to adjustment as provided in Section 8 hereof.

          5.3 Duration and Time for Exercise. Subject to earlier termination as may be provided in the stock option agreement, the term of each Option shall be determined by the Committee. Each Option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant or as shall be accelerated by the Committee after the date of grant.

          5.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted option from a participant by mutual agreement before such Option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 10.7 hereof) of the Common Stock subject to the Option on the date of purchase exceeds (ii) the Option price.

          5.5 Manner of Exercise. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The Option price hall be payable upon exercise of the Option and may be paid by cash, check or in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of an Option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a participant in the Plan shall have no rights as a shareholder.

          6. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"):

               (a) Any incentive stock option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as incentive stock options;

               (b) All incentive stock options must be granted within ten (10) years from the date on which this Plan was adopted by the Board of Directors;

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               (c)  The Option price must not be less than the Fair Market Value of the Common Stock at the time the Option is granted;

               (d) Unless sooner exercised, all incentive stock options shall expire no later than ten (10) years after the date of grant;

               (e) No incentive stock option shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation;

               (f) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, such Options shall not be treated, for federal income tax purposes, as incentive stock options;

               (g) Incentive stock options may be granted under the Plan only if the Plan has been approved by the shareholders of the Company within twelve (12) months of the date of adoption of the Plan by the Board of Directors;

               (h) An incentive stock option may not be exercised more than three (3) months after termination of employment, except in the case of death or disability. An incentive stock option may not be exercised more than one (1) year after termination of employment as a result of disability.

               (i) Incentive stock options may not be granted to a director unless the director is also an employee of the Company.

     7. Non-Transferability of Options. Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution and Options may be exercised during the lifetime of a participant only by the participant or by the participant's guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect.

     8. Adjustment of Options. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to Options, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock

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split, combination of share or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to Options, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any Option and the shares of Common Stock issuable pursuant to any Option shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants in the Plan with the same relative rights before and after such adjustment.

     9.   Call Option of the Company

          9.1 Call Right. The Company shall have the right to repurchase any and all Option Shares (a "Call Option") if the holder thereof ceases to be an employee or director of the Company for any reason other than death, disability or retirement at normal retirement age.

          9.2 The Call Price. The per share price that the Company will be required to pay upon exercise of the Call Option (the "Call Price") shall be the Fair Market Value of Common Stock (as defined in Section 10.7 hereof) on the date that the Call Option is exercised.

          9.3 Payment of the Call Price. The Call Price may be paid, in the sole discretion of the Company, in any of the following three ways: (a) in a lump sum payable on the date the Call Option is exercised; (b) in substantially equal, annual installments over a period not exceeding ten years from the date that the Call Option is exercised (with interest payable at a reasonable rate, as determined by the Board of Directors of the Company, on any unpaid installment balance), or (c) any combination of the foregoing.

     10.  General.

          10.1 Duration. The Plan shall remain in effect until all Options authorized to be granted under the Plan have been granted and have either been satisfied by the issuance of Option Shares or been terminated under the terms of the Plan.

          10.2 Effect of Termination of Employment or Death. If a participant in the Plan ceases to be an employee, director, or consultant of the Company for any reason, including death, any Option may be exercised or shall expire at such times as shall be set forth in the stock option agreement between such participant and the Company entered into at the time the Option is granted.

          10.3 Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of the award of any Option or the issuance of any shares of Common Stock pursuant to any Option, require the recipient of the Option as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the shares of Common

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     Stock issued pursuant to the option for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Option or the shares of Common Stock issuable pursuant to the Plan is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Option or the issuance of shares of Common Stock pursuant to the Plan, such Option shall not be awarded or such shares of Common Stock shall not be issued, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          10.4 Withholding. The Company shall have the right to withhold at the time a non-qualified Option is exercised or to collect as a condition of exercise, any taxes required by law to be withheld.

          10.5 No Continued Employment. No participant under the Plan shall have any right, because of his or her participation herein, to continue in the employ of the Company for any period of time or any right to continue his or her present or any other rate of compensation.

          10.6 Amendment of the Plan. The Board of Directors of the Company may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under Section 8 hereof, change or impair, without the consent of the recipient, an Option previously granted. Shareholder approval of certain Plan amendments may be necessitated by applicable tax laws.

          10.7 Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be such value as is determined by the Committee in good faith.

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